                                                                    EXHIBIT 10.2

                                    FORM OF

                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                          SHAWMUT NATIONAL CORPORATION

                                      AND

                                     [    ]

                       EFFECTIVE AS OF FEBRUARY 24, 1994

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

                                       i
                               TABLE OF CONTENTS

 SECTION                                                                    PAGE
 -------                                                                    ----
  1. Employment..........................................................     1
  2. Term................................................................     1
  3. Position and Duties.................................................     1
  4. Place of Performance................................................     1
  5. Compensation and Related Matters....................................     1
     (a) Base Salary.....................................................     1
     (b) Bonuses.........................................................     2
     (c) Expenses........................................................     2
     (d) Other Benefits..................................................     2
     (e) Vacation........................................................     2
     (f) Services Furnished..............................................     2
  6. Offices.............................................................     2
  7. Termination.........................................................     2
     (a) Death...........................................................     2
     (b) Disability......................................................     2
     (c) Cause...........................................................     2
     (d) Good Reason.....................................................     3
  8. Termination Procedure...............................................     3
     (a) Notice of Termination...........................................     3
     (b) Date of Termination.............................................     3
     (c) Compensation During Dispute.....................................     4
  9. Compensation upon Termination or During Disability..................     4
     (a) Disability; Death...............................................     4
     (b) By Corporation without Cause or by the Executive for Good
      Reason.............................................................     4
     (c) By Corporation for Cause or by the Executive Other than for Good
      Reason.............................................................     5
     (d) Compensation Plans..............................................     5
     (e) Mitigation......................................................     5
 10. Confidential Information; Noncompetition Requirement................     5
     (a) Confidential Information........................................     5
     (b) Noncompetition Requirement......................................     6
     (c) Nonsolicitation Requirement.....................................     6
 11. Indemnification; Legal Fees.........................................     6
 12. Successors; Binding Agreement.......................................     6
     (a) Corporation's Successors........................................     6
     (b) The Executive's Successors......................................     6
 13. Notice..............................................................     7
 14. Amendment or Modification; Waiver...................................     7
 15. Funding.............................................................     7
 16. Arbitration.........................................................     7
 17. Governing Law.......................................................     7
 18. Miscellaneous.......................................................     7
 19. Severability........................................................     7
 20. Counterparts........................................................     7
 21. Entire Agreement....................................................     8

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                                       ii
                             INDEX OF DEFINED TERMS

                                                                    WHERE
TERM                                                                DEFINED
- ----                                                                ------------
Annual Bonus....................................................... (S)5(b)
Base Salary........................................................ (S)5(a)
Board.............................................................. Introduction
Cause.............................................................. (S)7(c)
Corporation........................................................ Introduction
Date of Termination................................................ (S)8(b)
Disability......................................................... (S)7(b)
Disability Period.................................................. (S)9(a)
Effective Date..................................................... (S)2
Executive.......................................................... Introduction
Good Reason........................................................ (S)7(d)
Long-Term Bonus.................................................... (S)5(b)
Notice of Termination.............................................. (S)8(a)
Restricted Period.................................................. (S)10(b)
Severance Agreement................................................ (S)21
Term............................................................... (S)2

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                                       1
                              EMPLOYMENT AGREEMENT

  Agreement, effective as of February 24, 1994, by and between [     ] (the
"Executive") and Shawmut National Corporation, a Delaware corporation (the "Corporation").

  The Executive is presently employed by the Corporation as [     ] and Chief
[     ] Officer.

  The Board of Directors of the Corporation (the "Board") recognizes that the Executive's contribution to the growth and success of the Corporation during his tenure with the Corporation has been substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Corporation that the Board has determined will reinforce and encourage the continued attention and dedication to the Corporation of the Executive as a member of the Corporation's management, in the best interest of the Corporation and its shareholders. The Executive is willing to commit himself to continue to serve the Corporation, on the terms and conditions herein provided.

  In order to effect the foregoing, the Corporation and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

  1. Employment. The Corporation hereby agrees to continue to employ the Executive, and the Executive hereby accepts such continued employment, on the terms and conditions hereinafter set forth.

  2. Term. The period of employment of the Executive by the Corporation hereunder (the "Term") shall commence on February 24, 1994 (the "Effective Date") and shall end on February 23, 1997, unless further extended as provided in this Section 2 or sooner terminated as provided in Section 7. On February 24, 1995, and on the 24th day of February of each year thereafter, the term of the Executive's employment shall be automatically extended for one (1) additional year unless, at least sixty (60) days prior to such 24th day of February, the Corporation shall have delivered to the Executive or the Executive shall have delivered to the Corporation written notice that the term of the Executive's employment hereunder will not be extended.

  3. Position and Duties. During the Employment Period, the Executive shall
serve as [    ] and Chief [    ] Officer of the Corporation and shall have such
responsibilities and authority as may from time to time be assigned to the
Executive by the [    ], provided that such responsibilities and authority are
consistent with the Executive's position as Chief [    ] Officer of the
Corporation. The Corporation agrees to sponsor the Executive's reelection to the Board during the Term. The Executive agrees to devote substantially all of his working time and efforts to the performance of his duties for the Corporation; provided, however, that the Executive may (i) serve on the boards of directors of other organizations to the extent such service is permitted by applicable law and would not subject the Corporation to any liability with respect to its business activities under such law, and (ii) may devote a reasonable amount of time to charitable and community services.

  4. Place of Performance. In connection with the Executive's employment by the Corporation, the Executive shall be based at the dual headquarters of the Corporation in Hartford, Connecticut and Boston, Massachusetts, except for required travel on the Corporation's business to an extent substantially consistent with present business travel obligations.

  5. Compensation and Related Matters.

    (a) Base Salary. During the Term, the Corporation shall pay the Executive a base salary at a rate no less than that in effect on the Effective Date ("Base Salary"). Base Salary shall be paid in approximately equal installments in accordance with the Corporation's customary payroll practices. Base Salary may be increased from time to time in accordance with the normal business practices of the Corporation and, if so increased, shall not thereafter during the Term be decreased. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other

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                                       2
  obligation of the Corporation hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Corporation to pay the Executive's salary hereunder.

    (b) Bonuses. During the Term, the Executive shall be eligible to receive such annual bonus (the "Annual Bonus") and awards under the Corporation's Performance Equity Plan or other long-term incentive awards (the "Long-Term Bonus") as may be provided pursuant to the terms of the applicable incentive plans of the Corporation, as such plans may from time to time be revised. The Annual Bonus and the Long-Term Bonus shall be paid in accordance with the terms of such plans.

    (c) Expenses. The Corporation shall promptly reimburse the Executive for all reasonable business expenses incurred during the Term by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home or business or at the request of and in the service of the Corporation, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Corporation.

    (d) Other Benefits. The Executive shall be entitled to continue to participate, on the same basis as that in effect on the Effective Date, in all of the employee benefit plans and arrangements in effect, and in which the Executive participates, on the Effective Date. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Corporation in the future generally to its executive officers, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to subsection (a) of this Section 5. [The Board shall from time to time by resolution provide the Executive with additional, individual benefits, which shall not thereafter during the term be decreased or discontinued.]

    (e) Vacation. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Corporation's vacation plan. The Executive shall also be entitled to all paid holidays given by the Corporation to its executives.

    (f) Services Furnished. During the Term, the Corporation shall furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3.

  6. Offices. Subject to Sections 3 and 4, the Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Corporation or any of its subsidiaries and as a member of any committees of the board of directors of any such corporations, and in one or more executive positions of any of the Corporation's subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently or may be provided to any other director of the Corporation, any of its subsidiaries, or in connection with any such executive position, as the case may be.

  7. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the circumstances set forth in subsections (a), (b), (c) and (d) of this Section 7. In the event of a termination pursuant to subsection (a), (b) or (c) of this Section 7, the Term shall end on the Executive's Date of Termination (as defined in Section 8(b)).

    (a) Death. The Executive's employment hereunder shall terminate upon his death.

    (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties hereunder for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination (as defined in Section 8) is given shall not have returned to the performance of his duties hereunder on a full-time basis, the Corporation may terminate the Executive's employment hereunder for "Disability."

    (c) Cause. The Corporation may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Corporation shall have "Cause" to terminate the Executive's employment hereunder upon the occurrence of any of the following events:

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                                       3

      (i) the conviction of the Executive for the commission of a felony involving dishonesty with respect to the Corporation; or

      (ii) the willful misconduct by the Executive (including, but not limited to, breach by the Executive of the provisions of Section 10) that is demonstrably and materially injurious to the Corporation or its subsidiaries, whether monetarily or otherwise.

Cause shall not exist unless and until the Corporation has delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds ( 2/3) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and a opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of the conduct set forth in this Section 7(c) and specifying the particulars thereof in detail. For purposes of this Section 7(c), no act or failure to act on the Executive's part shall be considered "willful" unless done or failed to be done by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interest of the Corporation.

    (d) Good Reason. The Executive may terminate his employment during the Term hereunder for "Good Reason" after the occurrence, without the written consent of the Executive, of an event constituting a material breach of this Agreement by the Corporation that has not been fully cured within ten
  (10) days after written notice thereof has been given by the Executive to the Corporation, provided that, without limiting the generality of the foregoing, any one of the following events shall be deemed a material breach of this Agreement:

      (i) failure of the Corporation to continue the Executive in the
    position of [      ] and Chief [      ] Officer or the assignment to
    the Executive of any duties inconsistent with the Executive's status as an executive officer of the Corporation or a substantial diminution of the Executive's responsibilities from those in effect on the Effective Date;

      (ii) the delivery by the Corporation to the Executive of written notice that the term of the Executive's employment hereunder will not be extended;

      (iii) the failure of the Corporation to nominate, or the shareholders of the Corporation to elect, the Executive as a member of the Board; or

      (iv) the failure of a successor to the Corporation to expressly assume and agree to perform this Agreement pursuant to Section 12(a).

The Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

  8. Termination Procedure.

    (a) Notice of Termination. Any termination of the Executive's employment by the Corporation or by the Executive (other than termination pursuant to Section 7(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

    (b) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death,
  (ii) if the Executive's employment is terminated pursuant to Section 7(b) above, thirty (30) days after Notice of Termination (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if the Executive's employment is terminated pursuant to Section 7(c) above, the date

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                                       4
  specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination; provided, however, that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

    (c) Compensation During Dispute. If a purported termination occurs during the Term, and such termination is disputed in accordance with subsection
  (b) of this Section 8, the Corporation shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, determined in accordance with subsection (b) of this Section 8. Amounts paid under this Section 8(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

  9. Compensation upon Termination or During Disability.

    (a) Disability; Death. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive his full Base Salary at the rate in effect at the beginning of such period until his employment is terminated pursuant to Section 7(b), provided that payments so made to the Executive during the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive with respect to such period under the disability benefit plans of the Corporation then in effect or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment. Subsequent to the termination of the Executive's employment pursuant to Section 7(b), or in the event the Executive's employment is terminated by reason of his death, the Corporation shall pay to the Executive, his legal representative or his successors (as described in Section 12(b)) his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. The Corporation have no further obligations to the Executive under this Agreement, except as set forth in subsection (a) of this Section 9, and the Executive's benefits shall be determined under the Corporation's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

    (b) By Corporation without Cause or by the Executive for Good Reason. If during the Term the Executive's employment is terminated by the Corporation other than for Cause or Disability or by the Executive for Good Reason, then--

      (i) the Corporation shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

      (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Corporation shall pay as liquidated damages to the Executive an aggregate amount equal to the product of (A) the sum of (1) the Executive's annual salary rate in effect as of the Date of Termination, (2) the highest Annual Bonus awarded to and earned by the Executive pursuant to Section 5(b) in respect of any fiscal year during the three fiscal years completed prior to the Date of Termination, and (3) the highest Long-Term Bonus awarded to and earned by the Executive pursuant to Section 5(b) in respect of any performance cycle ending during the three fiscal years completed prior to the Date of Termination or, if no performance cycle has ended during such three fiscal years, then the highest Long-Term Bonus awarded to the Executive with respect to a performance cycle in effect but not yet ended on the Date of Termination, and (B) the number

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                                       5
    of years (including partial years) remaining in the Term, such amount to be paid in a cash lump sum within five (5) days following the Date of Termination, unless the Executive elects to have such amount paid in substantially equal monthly installments during the period commencing with the month immediately following the month in which the Date of Termination occurs and ending with the month corresponding to the end of the Term hereunder; and

      (iii) each option to purchase shares of the Corporation's common stock and each share of restricted stock previously awarded to the Executive and outstanding as of the Effective Date shall become nonforfeitable on the Date of Termination. Each such option shall continue to become exercisable, and the restrictions on each such share of restricted stock shall lapse (without regard to any performance conditions attached thereto) in accordance with its terms, as if the Executive were still employed by the Corporation.

      (iv) the Corporation shall (A) continue coverage for the Executive under the Corporation's life insurance, medical, health, disability and similar welfare benefit plans (or, if continued coverage is barred under such plans, the Corporation shall provide to the Executive substantially similar benefits) for the remainder of the Term, and (B) provide the benefits to which the Executive would have been entitled pursuant to any supplemental retirement plan or arrangement (including without limitation the Corporation's Executive Supplemental Retirement Plan and Split-Dollar Life Insurance Plan) maintained by the Corporation had his employment continued at the rate of compensation specified herein for the remainder of the Term, notwithstanding the Executive's election, if any, to commence receiving benefits under such plan or arrangement prior to the end of the Term. Benefits otherwise receivable by the Executive pursuant to clause (A) of this Section 9(b)
    (iii) shall be reduced to the extent comparable benefits are actually received by the Executive from a subsequent employer during the period during which the Corporation is required to provide such benefits, and the Executive shall report any such benefits actually received to the Corporation.

    (c) By Corporation for Cause or by the Executive Other than for Good Reason. If the Executive's employment shall be terminated by the Corporation for Cause or by the Executive other than for Good Reason, then the Corporation shall pay the Executive his Base Salary (at the rate in effect at the time Notice of Termination is given) through the Date of Termination, and the Corporation shall have no additional obligations to the Executive under this Agreement except as set forth in subsection (d) of this Section 9.

    (d) Compensation Plans. Following any termination of the Executive's employment, the Corporation shall pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Corporation, at the time such payments are due.

    (e) Mitigation. Except as is specifically provided in subsection (b)(iii) of this Section 9, the Executive shall not be required to mitigate the amount of any payment provided herein by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided hereunder be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Corporation, or otherwise.

  10. Confidential Information; Noncompetition Requirement.

    (a) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all trade secrets, confidential information, and knowledge or data relating to the Corporation and its businesses, which shall have been obtained by the Executive during the Executive's employment by the Corporation and which shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Corporation and those designated by the

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  Corporation. Any termination of the Executive's employment or of this
  Agreement shall have no effect on the continuing operation of this Section 10(a).

    (b) Noncompetition Requirement. During any period that the Executive is performing services hereunder or the Executive is entitled to payment pursuant to Section 9, and for a period of one (1) year following a termination of the Executive's employment by the Corporation for Cause or by the Executive other than for Good Reason (the "Restricted Period"), the Executive agrees that, without the prior written consent of the Corporation, he will not, directly or indirectly, with or without pay, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, manager, investor, lender, advisor, owner, associate or in any other individual or representative capacity, engage or participate in the business of any banking institution that is located in New England. Notwithstanding anything herein to the contrary, this Section 10(b) shall not prevent the Executive from acquiring securities representing not more than 9% of the outstanding voting securities of any corporation.

    (c) Nonsolicitation Requirement. During the Restricted Period, the Executive shall not induce any employee of the Corporation or its subsidiaries to terminate employment with the Corporation or its subsidiaries in order to obtain employment with any person, firm or corporation affiliated with the Executive.

  11. Indemnification; Legal Fees. The Corporation shall indemnify the Executive to the full extent permitted by law and the by-laws of the Corporation for all expenses, costs, liabilities and legal fees that the Executive may incur in the discharge of his duties hereunder, including any legal fees and expenses incurred by the Executive in contesting or disputing any termination of the Executive's employment or in seeking to obtain or enforce any right or benefit provided by this Agreement (or in connection with any tax audit or proceeding to the extent attributable to the application of
Section 4999 of the Code to any payment or benefit provided hereunder) other than for any such expenses, costs, liabilities or legal fees incurred as a result of the Executive's bad faith or gross negligence. Such payments shall be made within five (5) days after the Executive's request for payment accompanied with such evidence of fees and expenses incurred as the Corporation reasonably may require. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 11.

  12. Successors; Binding Agreement.

    (a) Corporation's Successors. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Corporation" shall mean the Corporation as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

    (b) The Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.


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                                       7
  13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

  If to the Executive:
  [          ]

  If to the Corporation:

  Shawmut National Corporation
  777 Main Street
  Hartford, Connecticut 06115 MSN 205

  Attention: General Counsel

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

  14. Amendment or Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Corporation as may be specifically designated by the Board or its compensation committee. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

  15. Funding. Any payments due hereunder of the type specified in the so-called rabbi trust or secular trust maintained by the Corporation as of the date hereof shall be funded throughout the Term through each such trust, as specified therein, unless such trust shall cease to exist, in which case a comparable funding arrangement shall be established and maintained by the Corporation.

  16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Hartford, Connecticut, in accordance with the rules of the American Arbitration Association then in effect or of such similar organization as the parties hereto may mutually agree. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be borne by the Corporation.

  17. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to its conflicts of law principles.

  18. Miscellaneous. All references to sections of any statute shall be deemed also to refer to any successor provisions to such sections. The obligations of the Corporation under Section 9 shall survive the expiration of the term of this Agreement. The compensation and benefits payable to the Executive under this Agreement shall be in lieu of any other severance benefits to which the Executive may otherwise be entitled upon his termination of employment under any severance plan, program, policy or arrangement of the Corporation (other than the Severance Agreement, as defined in Section 19).

  19. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect throughout the Term.

  20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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

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  21. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled; provided, however, that this Agreement shall not supersede or in any way affect the validity of any prior agreement setting forth the rights of the Executive following a change in control of the Corporation ("Severance Agreement").

  In Witness Whereof, the parties have executed this Agreement on the date first above written.

                                          Shawmut National Corporation

                                          By: _________________________________
                                            Name:
                                            Title:

                                          _____________________________________
                                            [     ]

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

The form of agreement attached hereto has been entered into by Shawmut National Corporation and the following executives as of February 24, 1994:

      Joel B. Alvord

      Gunnar S. Overstrom, Jr.

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